Exhibit 99.3
FAIRFAX FINANCIAL HOLDINGS LIMITED
OFFER TO EXCHANGE
US$600,000,000 of its 3.375% Senior Notes due 2031
To DTC Participants, including Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
As described in the enclosed Prospectus, dated September [•], 2021 (as it may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Fairfax Financial Holdings Limited, a corporation incorporated and existing under the Canada Business Corporations Act (the “Company”), is offering to exchange (the “Exchange Offer”) up to US$600,000,000 aggregate principal amount of its outstanding 3.375% Senior Notes due 2031 issued on March 3, 2021 (the “Initial Notes”) for a like principal amount of its 3.375% Senior Notes due 2031 (the “Exchange Notes”), that have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including, but not limited to, principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) will bear a different CUSIP number from the Initial Notes, (ii) will be freely tradable by persons not affiliated with the Company, (iii) will not bear legends restricting their transfer and (iv) will not contain the registration rights and additional interest provisions of the Initial Notes. The Company will accept for exchange all Initial Notes validly tendered and not validly withdrawn according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.
Enclosed are copies of the following documents:
1.   the Prospectus;
2.   the Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients; and
3.   a form of Notice of Guaranteed Delivery.
Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on October [•], 2021, or such later date to which the Company may extend the Exchange Offer (the “Expiration Date”).
To participate in the Exchange Offer, certificates for Initial Notes, together with a duly executed and properly completed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, and any other required documents, or a timely confirmation of a book-entry transfer of such Initial Notes into the account of the Bank of New York Mellon (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.
The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Initial Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid transfer taxes, if any, applicable to the tender of the Initial Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.
If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their Initial Notes prior to 5:00 p.m., New York City time, on the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.
Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.
Very truly yours,
Fairfax Financial Holdings Limited
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.
Enclosures